EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 20, 2004, with respect to the financial statements of Armstrong Pharmaceuticals, Inc. included in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-122725) and related Prospectus of Amphastar Pharmaceuticals, Inc. for the registration of shares of its common stock.

/s/  CARLIN, CHARRON & ROSEN LLP

Westborough, Massachusetts
May 12, 2005